              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                       VIA EDGAR AS OF SEPTEMBER 15, 1999
                                                      REGISTRATION NO. 333-86163



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            MRV COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Delaware                           3577/3674                         06-1340090
(State or other jurisdiction of      (Primary Standard Industrial            (I.R.S. Employer
incorporation or organization)        Classification Code Number)          Identification Number)


                             8943 Fullbright Avenue
                             Chatsworth, California 91311
                             (818) 773-9044
                             (818) 773-0906 (Fax)

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                             Noam Lotan
                             President and Chief Executive Officer
                             8943 Fullbright Avenue
                             Chatsworth, California 91311
                             (818) 773-9044
                             (818) 773-0906 (Fax)

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

                             Mark A. Klein, Esq.
                             Freshman, Marantz,
                             Orlanski,
                             Cooper & Klein
                             9100 Wilshire Boulevard,
                             8-East
                             Beverly Hills, CA
                             90212-3480
                             Telephone: (310) 273-1870
                             Facsimile: (310) 274-8357

         Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


=======================================================================================================
                                                                            Proposed
                                                                            Maximum
                                                           Proposed        Aggregate        Amount of
     Title of Each Class of             Amount to Be     Maximum Price      Offering       Registration
  Securities to Be Registered            Registered       per Unit(1)       Price(1)           Fee
-------------------------------------------------------------------------------------------------------
Common stock, $0.0034 par value per
share(2)(3)(4)                             331,700         $18.34375       $6,084,622         $1,692
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) based on the average between the high and low prices on The Nasdaq National Market on August 25, 1999.

(2) The shares of common stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus (the "selling stockholders") and consist of 331,700 shares of common stock issuable upon exercise of outstanding warrants.

(3) A filing fee of $4,172.52 was previously paid in connection with Registration Statement (File no. 333-00210) registering a total of 3,332,782 shares of Common Stock (1,666,391 before giving effect to a 2-for-1 forward stock split effected July 29, 1996). 1,058,419 shares of Common Stock Issuable upon exercise of outstanding warrants are being carried forward from that Registration Statement. Such 1,058,419 shares being carried over are not included in the table.

(4) A filing fee of $34,406.66 was previously paid in connection with Registration Statement (File no. 333-17537) registering a total of 5,160,999 shares of Common Stock. 640,000 shares of Common Stock, consisting of 200,000 outstanding shares and 440,000 shares issuable upon exercise of outstanding warrants are being carried forward from that Registration Statement. Such 640,000 shares being carried over are not included in the table.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

     In accordance with Rule 429 under the Securities Act of 1933, the prospectus contained herein constitutes a combined prospectus relating to this Registration Statement and the Registration Statement Nos. 333-00210 and 333-17537.

The information contained in this prospectus is not yet complete, and we may supplement or amend it in the final version. We have filed a registration statement relating to the securities described in this prospectus with the Securities and Exchange Commission. The selling stockholders may not sell these securities, or accept offers to buy them, until the registration statement becomes effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy them. These securities will not be sold in any state where their offer or sale, or solicitations of offers to buy them, would be unlawful prior to their registration or qualification under the securities laws of any such state.



                SUBJECT TO COMPLETION--DATED SEPTEMBER 15, 1999


                            MRV COMMUNICATIONS, INC.

                                  COMMON STOCK


The stockholders of MRV Communications, Inc. listed below in the section of this prospectus called "Selling Stockholders" are offering and selling up to 2,030,119 shares of MRV's common stock. Of that common stock, the selling stockholders are offering up to

     -    200,000 shares that they own outright; and

     - 1,830,119 shares that they may purchase upon their exercise of warrants that they own.


MRV's common stock is listed on The Nasdaq National Market under the symbol
"MRVC." On September   , 1999, the closing price on The Nasdaq National Market
was $________ per share.


The selling stockholders may offer their MRV shares through public or private transactions, in or off the over-the-counter market in the United States, at prevailing market prices, or at privately negotiated prices. For details of how the selling stockholders may offer their MRV common stock, please see the section of this prospectus called "Plan of Distribution." We will not receive any proceeds from the sales of shares by the selling stockholders.

Your purchase of the common stock involves a high degree of risk. See "Risk Factors" beginning at page 4.

                              -------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved the MRV shares offered or sold under this prospectus, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              -------------------

MRV has received from the Securities Authority of the State of Israel an exemption from the obligation to publish this prospectus in the manner required for the publication of a prospectus pursuant to the prevailing laws of Israel. Nothing in such exemption shall be construed as authentication or approval of the reliability or accuracy of the matter contained in this prospectus or as an expression of opinion as to the quality of the securities that are offered by this prospectus.

                              -------------------


               The date of this prospectus is September   , 1999

                       WHERE YOU CAN FIND MORE INFORMATION


MRV files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document it files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.


The SEC allows MRV to "incorporate by reference" the information it files with it, which means that MRV can disclose important information to you by referring you to those documents. The information incorporated by reference is part of this prospectus, and later information that MRV files with the SEC will automatically update and supersede this information. MRV incorporates by reference the documents listed below. MRV also incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all their shares. This prospectus is part of registration statements that MRV has filed with the SEC (Registration Nos. 333-00210, 333-17537 and 333-86163).


     -    MRV's Annual Report on Form 10-K for the year ended December 31, 1998;

     - MRV's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the SEC on May 17, 1999 and MRV's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the SEC on August 13, 1999.


     -    MRV's Current Report on Form 8-K filed with the SEC on September 15,
          1999;


     - The description of the Common Stock contained in MRV's Registration Statement on Form 8-A filed with the Commission on June 8, 1992, as amended by its Form 8-A/A filed with the Commission on February 24, 1994, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing our Investor Relations Department us at the following address: MRV Communications, Inc., 8943 Fullbright Avenue, Chatsworth, California 91311, or by fax at (818) 773-0906 or by telephone at (818) 773-9044. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. MRV has not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state that does not permit the offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.


                                Table of Contents


                                                                              Page
                                                                              ----
Where You Can Find More Information .......................................    2
About MRV .................................................................    3
Risk Factors ..............................................................    4
Use of Proceeds ...........................................................   12
Dividend Policy ...........................................................   12
Price Range of Common Stock ...............................................   13
Selling Stockholders ......................................................   14
Plan of Distribution ......................................................   16
Legal Matters .............................................................   17
Experts ...................................................................   17

                                    ABOUT MRV


         We are a leading manufacturer and marketer of optical high-speed networks that integrate switching, routing, remote access and fiber optic transmission systems. We design, manufacture and sell two groups of products:

- computer networking products, primarily Ethernet routing switches for local area networks commonly call "LANs" and remote access and other devices for wide area networks commonly called "WANs," and

- fiber optic components for the transmission of voice, video and data across enterprise, telecommunications and cable TV networks.

         Our advanced networking solutions greatly enhance the functionality of LANs and WANs by reducing network congestion while allowing end users to preserve their legacy investments in pre-existing networks and providing cost-effective migration paths to next generation technologies. Our fiber optic components incorporate proprietary technology, which delivers high performance under demanding environmental conditions.

         We offer a family of network switching and related products that enhance LAN performance and facilitate the migration to next generation technologies such as Fast Ethernet, Gigabit Ethernet and Asynchronous Transfer Mode commonly abbreviated "ATM". Our MegaSwitch and GigaFrame families of switching products range from complete switching systems to stackable switches that upgrade performance of existing LANs by relieving network congestion without requiring replacement of existing technologies. In addition, we offer EdgeBlaster, a multi-functional remote access router that connects enterprise LANs to remote offices and telecommuters securely through the Internet using virtual private network technology.

         We complement our switching products with a family of optical transmission components and modules designed for transmission over fiber optic cable. These products enable the transmission of voice, data, and video across fiber and are also used in optical fiber test equipment. Our products include discrete components, such as laser diodes and light emitting diodes, and integrated components such as transmitters, receivers and transceivers. Our components are used in data networks, telecommunication transmission and access networks.

         Our principal executive offices are located at 8943 Fullbright Avenue, Chatsworth, California 91311 and our telephone and fax numbers are (818) 773-9044 and (818) 773-0906, respectively.

                                  RISK FACTORS


         This prospectus contains or incorporates forward-looking statements. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Although we believe that these forward-looking statements reflect our plans, intentions, and expectations reasonably, we can give no assurance that we actually will achieve these plans, intentions or expectations. Our actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have put in the cautionary statements below that we believe could cause our actual results to differ materially from the forward-looking statements that we make. We do not intend to update information contained in any forward-looking statement we make.

OUR PERFORMANCE MAY BE MATERIALLY ADVERSELY AFFECTED BY TECHNOLOGICAL CHANGES AND PRODUCT DEVELOPMENT DELAYS.

         We are engaged in the design and development of devices for the computer networking, telecommunications and fiber optic communication industries. As with any new technologies, there are substantial risks that the marketplace may not accept our new products. Market acceptance of our products will depend, in large part, upon our ability to demonstrate performance and cost advantages and cost-effectiveness of our products over competing products and the success of our and our customers' sales efforts. We can give no assurance that we will be able to continue to market our technology successfully, or that any of our current products will continue to, or that our future products will, be accepted in the marketplace. Moreover, the computer networking, telecommunications and fiber optic communication industries are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions, any of which could render our existing products obsolete. Our success will depend upon our ability to enhance existing products and to introduce new products to meet changing customer requirements and emerging industry standards. We are and will be required to devote continued efforts and financial resources to develop and enhance our existing products and conduct research to develop new products. The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation. It also requires the accurate anticipation of technological and market trends. We can give no assurance that we will be able to identify, develop, manufacture, market or support new or enhanced products successfully or on a timely basis. Nor can we give assurances that new MRV products will gain market acceptance or that we will be able to respond effectively to product announcements by competitors, technological changes or emerging industry standards. Furthermore, from time to time, we may announce new products or product enhancements, capabilities or technologies that have the potential to replace or shorten the life cycle of our existing product offerings. This may cause customers to defer purchasing our existing products or cause customers to return products to us.

DEFECTS IN OUR PRODUCT RESULTING FROM THEIR COMPLEXITY OR OTHERWISE COULD HURT OUR FINANCIAL PERFORMANCE.

         Complex products, such as those we offer, may contain undetected software or hardware errors when we first introduce them or when we release new versions. The occurrence of such errors in the future, and our inability to correct such errors quickly or at all, could result in the delay or loss of market acceptance of our products. It could also result in material warranty expense, diversion of engineering and other resources from our product development efforts and the loss of credibility with our customers, system integrators and end users. Any of these or other eventualities resulting from defects in our products could have a material adverse effect on our business, operating results and financial condition.

WE EXPECT OUR GROWTH RATE TO BE LOWER THAN HISTORICAL LEVELS AND OUR RESULTS COULD FLUCTUATE SIGNIFICANTLY FROM QUARTER TO QUARTER.

         We expect that our revenues may grow at a slower rate in the future than we experienced in previous periods and that, on a quarter-to-quarter basis, our growth in revenue may be significantly lower than our historical quarterly growth rates. Our operating results for a particular quarter are extremely difficult to predict. Our revenue and operating results could fluctuate substantially from quarter to quarter and from year to year. This could result from any one or a combination of factors such as

         -    the cancellation or postponement of orders,

         - the timing and amount of significant orders from our largest customers,

         - our success in developing, introducing and shipping product enhancements and new products,

         -    the mix of products we sell,

         - adverse effects to our financial statements resulting from, or necessitated by, past and possible future acquisitions,

         -    new product introductions by our competitors,

         -    pricing actions by us or our competitors,

         - the timing of delivery and availability of components from suppliers,

         -    changes in material costs, and

         -    general economic conditions.


Moreover, the volume and timing of orders we receive during a quarter are difficult to forecast. From time to time, our customers encounter uncertain and changing demand for their products. Customers generally order based on their forecasts. If demand falls below such forecasts or if customers do not control inventories effectively, they may cancel or reschedule shipments previously ordered from us. Our expense levels during any particular period are based, in part, on expectations of future sales. If sales in a particular quarter do not meet expectations, our operating results could be materially adversely affected. Furthermore, in certain instances, sales cycles are becoming longer and more uncertain as we bid on larger projects. As a result, we are finding it more difficult to predict the timing of the awards of contracts and the actual placement of orders stemming from awards. We can give no assurance that these factors or others, such as those discussed below regarding the risks we face from our international operations or the risks discussed immediately below, would not cause future fluctuations in operating results. Further, there can be no assurance that we will be able to continue profitable operations.

THE PRICES OF OUR SHARES HAVE BEEN AND MAY CONTINUE TO BE HIGHLY VOLATILE.

         Historically, the market price of our shares has been extremely volatile. The market price of our common sock is likely to continue to be highly volatile and could be significantly affected by factors such as

         -    actual or anticipated fluctuations in our operating results,

         - announcements of technological innovations or new product introductions by us or our competitors,

         - changes of estimates of our future operating results by securities analysts,

         - developments with respect to patents, copyrights or proprietary rights, and

         -    general market conditions and other factors.


In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the common stocks of technology companies. These broad market fluctuations may adversely affect the market price of our common stock. In addition, it is possible that in a future fiscal quarter, our results of operations will fail to meet the expectations of securities analysts or investors and, in such event, the market price of our common stock would be materially adversely affected. For example, as a result of weaker than anticipated demand for our networking products, especially in Europe, and delays in transitions to next generation, higher margin, networking products, in August 1998, we announced that we expected operating results in the third quarter of 1998 to be adversely affected. Following that announcement, the market price of our common stock dropped substantially. Similarly, in February 1999, following our release of fourth quarter and 1998 financial results, we announced that we did not expect revenues in the first quarter of 1999 to be as strong as revenues reported for the fourth quarter of 1998. Following that announcement, the market price of our stock again dropped significantly. See the section of this prospectus captioned "Price Range of Common Stock" below.

OUR BUSINESS IS INTENSELY COMPETITIVE AND THE EVIDENT TREND OF CONSOLIDATIONS IN OUR INDUSTRY COULD MAKE IT MORE SO.

         The markets for fiber optic components and networking products are intensely competitive and subject to frequent product introductions with improved price/performance characteristics, rapid technological change and the continual emergence of new industry standards. We compete and will compete with numerous types of companies including companies that have been established for many years and have considerably greater financial, marketing, technical, human and other resources, as well as greater name recognition and a larger installed customer base, than we do. This may give such competitors certain advantages, including the ability to negotiate lower prices on raw materials and components than those available to us. In addition, many of our large competitors offer customers broader product lines, which provide more comprehensive solutions than our current offerings. We expect that other companies will also enter markets in which we compete. Increased competition could result in significant price competition, reduced profit margins or loss of market share. We can give no assurance that we will be able to compete successfully with existing or future competitors or that the competitive pressures we face will not materially and adversely affect our business, operating results and financial condition. In particular, we expect that prices on many of our products will continue to decrease in the future and that the pace and magnitude of such price decreases may have an adverse impact on our results of operations or financial condition.

         There has been a trend toward industry consolidation for several years. We expect this trend toward industry consolidation to continue as companies attempt to strengthen or hold their market positions in an evolving industry. We believe that industry consolidation may provide stronger competi-tors that are better able to compete. This could have a material adverse effect on our business, operating results and financial condition.

WE MAY HAVE DIFFICULTY MANAGING OUR GROWTH.

         We have grown rapidly in recent years, with revenues increasing from $17,526,000 for the year ended December 31, 1994, to $264,075,000 for the year ended December 31, 1998. Our recent growth, both internally and through the acquisitions we have made since January 1, 1995, has placed a significant strain on our financial and management personnel and information systems and controls. As a consequence, we must implement new and enhance existing financial and management information systems and controls and must add and train personnel to operate such systems effectively. Our delay or failure to implement new and enhance existing systems and controls as needed could have a material adverse effect on our results of operations and financial condition in the future. Our intention to continue to pursue a growth strategy can be expected to place even greater pressure on our existing personnel and to compound the need for increased personnel, expanded information systems, and additional financial and administrative control procedures. We can give no assurance that we will be able to successfully manage operations if they continue to expand.

WE HAVE SUFFERED ADVERSE FINANCIAL CONSEQUENCES AS A RESULT OF OUR RECENT ACQUISITIONS.

         On September 26, 1996, we completed the acquisition from Elbit Ltd. of certain of the assets and selected liabilities of Fibronics Ltd. related to Fibronics' computer networking and telecommunications businesses in Germany, the United States, the United Kingdom, the Netherlands and Israel. The assets acquired included Fibronics' technology in progress and existing technology, its marketing channels, its GigaHub family of computer networking products and other rights. The purchase price for the Fibronics business was approximately $22,800,000, which was paid using a combination of cash and our common stock. In connection with the Fibronics acquisition, we incurred charges of $17,795,000 for purchased technology, $6,974,000 for restructuring and $5,200,000 for interest expense related to financing. These charges caused us to incur a net loss of $9,654,000 for the year ended December 31, 1996.

         On January 30, 1998, we completed the Xyplex acquisition from Whittaker Corporation. Xyplex is a leading provider of access solutions between enterprise networks and WAN and/or Internet service providers. The purchase price paid to Whittaker consisted of $35,000,000 in cash and three-year warrants to purchase up to 421,402 shares of our common stock at an exercise price of $35 per share. In connection with the Xyplex acquisition, we incurred charges of $20,633,000 and $15,671,000 for purchased technology and restructuring during the year ended December 31, 1998. While the Xyplex acquisition added 11 months of Xyplex' revenues to our revenues, the charges resulting from the Xyplex acquisition resulted in our incurring a net loss of $20,106,000 or $0.86 per share during the year ended December 31, 1998.

         We originally recorded charges of $30,571,000 related to research and development projects in progress at the time of the Xyplex acquisition. Although we reported these charges in our first, second and third quarter results of 1998 in accordance with established accounting practice and valuations of Xyplex' purchased technology in progress provided by independent valuators, we reconsidered these valuations in light of subsequent SEC guidance regarding valuation methodology. Based on this new valuation methodology, we reduced the value of the purchased technology in progress related to the Xyplex acquisition to $20,633,000 and increased the amount of goodwill by $9,938,000. This has resulted in additional charges during 1998 of $759,000 for amortization of intangibles, including goodwill, resulting from the Xyplex acquisition and will result in charges of approximately $828,000 annually as these intangibles are amortized through January 2010.

         Recent actions and comments from the SEC have indicated that the SEC is reviewing the current valuation methodology of purchased in-process research and development related to business combinations. Unlike the case of many other companies, the SEC has not notified us of any plans to review our methodology for valuing purchased in-process research and development. Our action to reconsider that valuation of in process research and development related to the Xyplex acquisition was voluntary. We believe we are in compliance with all of the rules and related guidance as they currently exist. However, there can be no assurance that the SEC will not review our accounting for the Xyplex acquisition and seek to apply retroactively new guidance and further reduce the amount of purchased in-process research and development we have expensed. This would result in an additional restatement of our previously filed financial statements and could have a material adverse impact on our financial results for periods subsequent to the acquisition.

WE FACE RISKS FROM OUR INTERNATIONAL OPERATIONS.

         International sales have become an increasingly important segment of our operations. The following table sets forth the percentage of our total net revenues from sales to customers in foreign countries for the last three years:


                          Year ended          Percent of total revenue
                         December 31,            from foreign sales
                        ---------------       ------------------------
                             1996                       53%
                             1997                       60
                             1998                       59

We have offices in, and conduct a significant portion of our operations in and from, Israel. We are, therefore, directly influenced by the political and economic conditions affecting Israel. Any major hostilities involving Israel, the interruption or curtailment of trade between Israel and its trading partners or a substantial downturn in the economic or financial condition of Israel could have a material adverse effect on our operations. Sales to foreign customers are subject to government controls and other risks associated with international sales, including difficulties in obtaining export licenses, fluctuations in currency exchange rates, inflation, political instability, trade restrictions and changes in duty rates. Although we have not experienced any material difficulties in this regard to date, we can give no assurance that we will not experience material difficulties in the future.

         Our sales are currently denominated in U.S. dollars and to date our business has not been significantly affected by currency fluctuations or inflation. However, as we conduct business in several different countries, fluctuations in currency exchange rates could cause our products to become relatively more expensive in particular countries, leading to a reduction in sales in that country. In addition, inflation or fluctuations in currency exchange rates in such countries could increase our expenses. The Single European Currency (Euro) was introduced on January 1, 1999 with complete transition to this new currency required by January 2002. We have made and expect to continue to make changes to our internal systems in order to accommodate doing business in the Euro. Any delays in our ability to be Euro-compliant could have an adverse impact on our results of operations or financial condition.

         To date, we have not hedged against currency exchange risks. In the future, we may engage in foreign currency denominated sales or pay material amounts of expenses in foreign currencies and, in such event, may experience gains and losses due to currency fluctuations. Our operating results could be adversely affected by such fluctuations or as a result of inflation in particular countries where material expenses are incurred. Moreover, our operating results could also be adversely affected by seasonality of international sales, which are typically lower in Asia in the first calendar quarter and in Europe in the third calendar quarter. These international factors could have a material adverse effect on future sales of our products to international end users and, consequently, our business, operating results and financial condition.

THE SLOWDOWN IN GROWTH RATES IN OUR INDUSTRY COULD ADVERSELY AFFECT OUR GROWTH.

         Our success is dependent, in part, on the overall growth rate of the networking industry. In 1997 and 1998, industry growth was below historical rates according to industry reports. We can give no assurance that the networking industry will continue to grow or that it will achieve higher growth rates. Our business, operating results or financial condition may be adversely affected by any further decrease in industry growth rates. In addition, we can give no assurance that our results in any particular period will fall within the ranges for growth forecast by market researchers.

WE FACE RISKS INVOLVED IN THE MANUFACTURE AND SUPPLY OF CRITICAL COMPONENTS FOR OUR PRODUCTS.

         We use internally developed Application Specific Integrated Circuits, commonly called "ASICs," which provide the functionality of multiple integrated circuits in one chip, in the manufacture of our LAN switching products. To develop ASICs successfully, we must transfer a code of instructions to a single mask from which low cost duplicates can be made. Each iteration of a mask involves a substantial upfront cost. These upfront costs can adversely affect our results of operations and financial condition if errors or "bugs" occur following multiple duplications of the masks. Because of the complexity of the duplication process and the difficulty in detecting errors, we could suffer a material adverse effect to our operating results and financial condition if errors in developing ASICs were to occur in the future. Moreover, we currently rely on a single, unaffiliated foundry, Chip Express, to fabricate our ASICs. We do not have a long-term supply contract with Chip Express, any other ASIC vendor or any other of our limited source vendors. We purchase all of these components on a purchase order basis under standard terms of sale. To change our ASIC or other suppliers of key components could require a significant lead-time and, therefore, could result in a delay in product shipments. Similarly, future difficulty in obtaining any of these key components could result in delays or reductions in product shipments that, in turn, could have a material adverse effect on our business, operating results and financial condition.

         We outsource the board-level assembly, test and quality control of material, components, subassemblies and systems relating to our networking products to third-party contract manufacturers. Though there are a large number of contract manufacturers that we can use for outsourcing, we have elected to use a limited number of vendors for a significant portion of our board assembly requirements in order to foster consistency in quality of the products. These independent third-party manufacturers also provide the same services to other companies. Risks associated with the use of independent manufacturers include unavailability of or delays in obtaining adequate supplies of products and reduced control of manufacturing quality and production costs. If our contract manufacturers failed to deliver needed components timely, we could face difficulty in obtaining adequate supplies of products from other sources in the near term. We can give no assurance that our third party manufacturers will provide us with adequate supplies of quality products on a timely basis, or at all. While we could outsource with other vendors, a change in vendors may require significant lead-time and may result in shipment delays and expenses. Our inability to obtain such products on a timely basis, the loss of a vendor or a change in the terms and conditions of the outsourcing would have a material adverse effect on our business, operating results and financial condition.

         We rely almost exclusively on our own production capability for critical semiconductor lasers and light emitting diodes used in our products. Because we manufacture these and other key components at our own facility and such components are not readily available from other sources, any interruption of our manufacturing process could have a material adverse effect on our operations. Furthermore, we have a limited number of employees dedicated to the operation and maintenance of our wafer fabrication equipment, the loss of any of whom could result in our inability to effectively operate and service such equipment. Wafer fabrication is sensitive to many factors, including variations and impurities in the raw materials, the fabrication process, performance of the manufacturing equipment, defects in the masks used to print circuits on the wafer and the level of contaminants in the manufacturing environment. We can give no assurance that we will be able to maintain acceptable production yields and avoid product shipment delays. In the event adequate production yields are not achieved, resulting in product shipment delays, our business, operating results and financial condition could be materially adversely affected.

FUTURE HARM COULD RESULT FROM ADDITIONAL ACQUISITIONS.

         An important element of our strategy is to review acquisition prospects that would complement our existing products, augment our market coverage and distribution ability or enhance our technological capabilities. Accordingly, we may acquire additional businesses, products or technologies in the future. Future acquisitions could have a material adverse effect on our business, financial condition and results of operations because of the

         - possible charges to operations similar to those incurred in connection with the Fibronics acquisition and the Xyplex acquisition,

         -    potentially dilutive issuances of equity securities,

         - incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets,

         - difficulties assimilating the acquired operations, technologies and products,

         -    diversion of management's attention to other business concerns,

         - risks of entering markets in which we have no or limited prior experience,

         -    potential loss of key employees of acquired organizations, and

         - difficulties in honoring commitments made to customers by management of the acquired entity prior to the acquisition.

We can give no assurance as to whether we can successfully integrate the products, technologies or personnel of any business that we might acquire in the future.

WE PRESENTLY HAVE NO PATENTS AND ARE DEPENDENT ON PROPRIETARY TECHNOLOGY.

         We currently hold no patents. We have filed two patent applications and a provisional patent application in the United States with respect to certain aspects of our technology. With the Xyplex acquisition, we acquired five additional provisional patent applications filed by Xyplex on certain aspects of its technology. We currently rely on copyrights, trade secrets and unpatented proprietary know-how, which may be duplicated by others. We employ various methods, including confidentiality agreements with employees and suppliers, to protect our proprietary know-how. Such methods may not afford complete protection, however, and others could independently develop such know-how or obtain access to it or independently develop technologies that are substantially equivalent or superior to our technology. In the event that protective measures are not successful, our business, operating results and financial condition could be materially and adversely affected. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent, as do the laws of the United States. We can give no assurance that any patents will be issued as a result of the pending applications, including the provisional patent application, or any future patent applications, or, if issued, will provide us with meaningful protection from competition. In addition, we can give no assurance that any patents issued to us or Xyplex will not be challenged, invalidated or circumvented.

         The electronics industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies in the electronics industry have employed intellectual property litigation to gain a competitive advantage. United States patent applications are presently maintained in secrecy until the patents issue and the publication of inventions in technical or patent literature tends to lag behind such patent application filings by several months. Accordingly, we cannot be certain that we were the first inventor of inventions covered by pending United States patent applications or that we are not infringing on the patents of others. Litigation may be necessary to enforce any patents that may be issued to us or to enforce our other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition and results of operations regardless of the final outcome of such litigation. In the event that any of our products are found to infringe on the intellectual property rights of third parties, we would be required to seek a license with respect to such patented technology, or incur substantial costs to redesign the infringing products. We can give no assurance that any such license would be available on acceptable terms or at all, that any of our products could be redesigned on an economical basis or at all, or that any such redesigned products would be competitive with the products of our competitors.

WE FACE RISKS FROM YEAR 2000 ISSUES.

         Many existing computer programs, including some programs we use, use only two digits to identify a year in the date field. These programs were designed without considering the impact of the upcoming change in the century. If not corrected, these computer applications and systems could fail or create erroneous results by, at, or after the year 2000. Based on our investigation to date, we believe that year 2000 readiness compliance will occur before January 1, 2000 and we do not anticipate that we will incur material operating expenses or be required to incur material costs to be year 2000 compliant. The dates on which we believe our "Y2K Program" will be completed are based on management's estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third-party modification plans and other factors. However, we can give no assurance that

         -    we have identified all year 2000 issues,

         -    all year 2000 issues would be addressed by our Y2K Program,

         -    the estimates of our Y2K Program will be achieved, or

         - there will not be a delay in, or increased costs associated with, the implementation of our Y2K Program.

Specific factors that might cause differences between the estimates and actual results include, but are not limited to,

         -    the availability and cost of personnel trained in these areas,

         -    the ability to locate and correct all relevant computer code,

         - timely responses to and corrections by third-parties and suppliers of their Year 2000 issues and

         -    similar uncertainties.

There is a general uncertainty inherent in the year 2000 problem, which results in part from the uncertainty of the year 2000 readiness of third parties and the interconnection of global businesses. Accordingly, we can give no assurances regarding our ability to timely and cost-effectively resolve problems associated with the year 2000 issue that may affect our operations and business, or expose us to third-party liability.

         Year 2000 compliance is an issue for virtually all businesses whose computer systems and applications may require significant hardware and software upgrades or modifications. Companies owning and operating such systems may plan to devote a substantial portion of their information systems' spending to fund such upgrades and modifications and divert spending away from networking or fiber optic solutions. Such changes in customers' spending patterns could have a material adverse impact on our sales, operating results or financial condition.

WE ARE DEPENDENT ON CERTAIN MEMBERS OF OUR SENIOR MANAGEMENT.


         We are substantially dependent upon Dr. Shlomo Margalit, our Chairman of the Board of Directors and Chief Technical Officer, and Mr. Noam Lotan, our President and Chief Executive Officer. The loss of the services of any one or more of these officers could have a material adverse effect on us. We have entered into employment agreements with Dr. Margalit and Mr. Lotan and are the beneficiary of key man life insurance policies in the amounts of $1,000,000 each on the lives of Dr. Margalit and Mr. Lotan. However, we can give no assurance that the proceeds from these policies will be sufficient to compensate us in the event of the death of any of these individuals, and the policies are not applicable in the event that any of them becomes disabled or is otherwise unable to render services to us. In September 1999, Dr. Zev Rav-Noy, one of our founders resigned from the company for personal reasons and to pursue other interests. We have depended upon Dr. Rav-Noy and the effect of his resignation on our business is uncertain.

OUR BUSINESS REQUIRES US TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

         Our ability to develop, manufacture and market our products and our ability to compete with our current and future competitors depends, and will depend, in large part, on our ability to attract and retain qualified personnel. Competition for qualified personnel in the networking and fiber optics industries is intense, and we will be required to compete for such personnel with companies having substantially greater financial and other resources than we do. If we should be unable to attract and retain qualified personnel, our business could be materially adversely affected. We can give no assurance that we will be able to attract and retain qualified personnel.

OUR ABILITY TO ISSUE PREFERRED STOCK COULD ADVERSELY AFFECT THE RIGHTS OF HOLDERS OF COMMON STOCK AND DETER A TAKE-OVER.

         We are authorized to issue up to 1,000,000 shares of preferred stock This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by stockholders. The terms of any such series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding. The issuance of any such preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

                                 USE OF PROCEEDS

         MRV will not receive any proceeds from the sales of shares of common stock by the selling stockholders. MRV will add the net proceeds, if any, received from the exercise of the warrants to working capital and use it for general corporate purposes. There can be no assurance that any of the warrants will be exercised.

                                 DIVIDEND POLICY

         MRV has never declared or paid cash dividends on its common stock since its inception. MRV currently intends to retain all of its earnings, if any, for use in the operation and expansion of its business and does not intend to pay any cash dividends to its stockholders in the foreseeable future.

                           PRICE RANGE OF COMMON STOCK



         MRV's common stock is traded in the over-the-counter market and has been included in the Nasdaq National Market since February 28, 1994 under the symbol "MRVC." The following table sets forth the high and low closing sale prices of the Common Stock for the periods indicated as reported by The Nasdaq National Market.



                                                                           HIGH           LOW
                                                                          ------         ------
               1997
               First Quarter                                              $29.88         $18.25
               Second Quarter                                              30.75          18.25
               Third Quarter                                               38.75          25.75
               Fourth Quarter                                              37.75          21.13

               1998
               First Quarter                                              $29.00         $21.13
               Second Quarter                                              28.38          19.38
               Third Quarter                                               24.00           5.06
               Fourth Quarter                                               9.06           5.13

               1999
               First Quarter                                              $ 9.88         $ 6.06
               Second Quarter                                              13.75           5.94
               Third Quarter (through September __, 1999)                  24.82          12.63



         At August 25, 1999, MRV had 263 stockholders of record, as indicated on the records of MRV's transfer agent, who held, management believes, for approximately 20,000 beneficial holders. On September __, 1999, the last sale price of the common stock as reported on The Nasdaq National Market was $_______ per share.

                              SELLING STOCKHOLDERS



         The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of August 25, 1999. Information in the table concerning the selling stockholders and the shares they may offer from time to time hereunder is based on information provided to MRV by such stockholders. Because the selling stockholders may offer all or some of the shares pursuant to this prospectus, and to MRV's knowledge there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering, no estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering. Information concerning the selling stockholders may change from time to time and any changes of which MRV is advised will be set forth in a prospectus supplement to the extent required.


                                                                        Number of shares of common stock(1)
                                                    --------------------------------------------------------------------
                                                                                               Total
                                                                                             beneficially
                                                        Owned               Issuable          owned and         Percent-
                                                       outright               upon            offered by          age
                                                        before             exercise of          this            owner-
  Name and Address of Selling Stockholders          this offering           warrants          prospectus         ship
  ----------------------------------------          -------------          -----------       ------------       --------
Banque Privee Edmond de Rothschild/Geneva                                    10,000              10,000            *
c/o Brown Brothers Harriman
59 Wall Street
New York, NY 10005

Robert Coane                                                                  6,000               6,000            *
46 West Lane
Bay Shore, NY 11706

The Excelsior Fund                                                           50,000              50,000
7616 North 69th Place
Paradise Valley, AZ 85253

Holger Germer                                                                28,000              28,000            *
c/o MRV Communications, Inc.
295 Foster Street
Littleton, MA 01496

GME Designs, Inc.                                                            32,000              32,000            *
c/o MRV Communications, Inc.
295 Foster Street
Littleton, MA 01496

                                                                        Number of shares of common stock(1)
                                                    --------------------------------------------------------------------
                                                                                               Total
                                                                                             beneficially
                                                        Owned               Issuable          owned and         Percent-
                                                       outright               upon            offered by          age
                                                        before             exercise of          this            owner-
  Name and Address of Selling Stockholders          this offering           warrants          prospectus         ship
  ----------------------------------------          -------------          -----------       ------------       --------
Intel Corporation                                       200,000              400,000            600,000           2.2%
2200 Mission College Boulevard
Santa Clara, CA 95052-8114

Jeanette Coane Custodian for Kevin Coane                                       3,000              3,000            *
46 West Lane
Bay Shore, NY 11706

Jeanette Coane Custodian for Mary Coane                                        3,000              3,000            *
46 West Lane
Bay Shore, NY 11706

Jeanette Coane Custodian for Robert Coane, Jr.                                 3,000              3,000            *
46 West Lane
Bay Shore, NY 11706

David Koch                                                                    10,500             10,500            *
55 Argyle Rd
Scarsdale, NY 10583

Lipa Meir/Alon Cohen Trustees                                                  4,074              4,074            *
3 Daniel Frisch St
Tel Aviv 64731
Israel

Bill Musser                                                                   60,000             60,000            *
c/o Barker Lee & Co.
747 Fifth Avenue
New York, NY 10017

Jean Michel Nahon                                                             15,000             15,000            *
7616 North 69th Place
Paradise Valley, AZ 85253

Nathan Shilo, Trustee(2)                                                   1,031,921          1,031,921(2)        (2)
Eckhaus, Talmor, Shilo, Dichno
3 Daniel Frisch St
Tel Aviv 64731 Israel

                                                                        Number of shares of common stock(1)
                                                    --------------------------------------------------------------------
                                                                                               Total
                                                                                             beneficially
                                                        Owned               Issuable          owned and         Percent-
                                                       outright               upon            offered by          age
                                                        before             exercise of          this            owner-
  Name and Address of Selling Stockholders          this offering           warrants          prospectus         ship
  ----------------------------------------          -------------          -----------       ------------       --------
Northview Trading Ltd.                                                         7,500             7,500             *
c/o MRV Communications, Inc.
295 Foster Street
Littleton, MA 01496

Oppenheimer & Co.                                                              7,500             7,500             *
c/o MRV Communications, Inc.
295 Foster Street
Littleton, MA 01496

Aharon Orlansky                                                               74,624            74,624             *
201 E. 62nd Street, Apt 10A
New York, NY 10021

Isabelle Orlansky                                                             57,000            57,000             *
201 E. 62nd St., Apt. 10A
New York, NY 10021

Joel Packer                                                                    6,000             6,000             *
531 Main Street
New York, NY 10044

Marc Riez                                                                      3,000             3,000             *
c/o MRV Communications, Inc.
295 Foster Street
Littleton, MA 01496

Lucien Selle                                                                   4,500             4,500             *
Banque Financiere de la Cite
Attn: Mr. Nerfin
P.O. Box 5030
1211 Geneva 11
Switzerland

Wilhelm Solch                                                                 12,000            12,000             *
c/o MRV Communications, Inc.
295 Foster Street
Littleton, MA 01496

                                                                        Number of shares of common stock(1)
                                                    --------------------------------------------------------------------
                                                                                               Total
                                                                                             beneficially
                                                        Owned               Issuable          owned and         Percent-
                                                       outright               upon            offered by          age
                                                        before             exercise of          this            owner-
  Name and Address of Selling Stockholders          this offering           warrants          prospectus         ship
  ----------------------------------------          -------------          -----------       ------------       --------
Walter Yang                                                                   1,500              1,500
c/o MRV Communications, Inc.
295 Foster Street
Littleton, MA 01496


----------------

* Less than 1%.

         (1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants or the conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

         (2) Mr. Shilo is a partner in the law firm of Eckhaus, Talmor, Shilo, Dichno, which performs legal services to MRV in Israel. He holds the warrants indicated in the table as the trustee for certain employees and designated consultants of MRV in Israel under a program adopted by MRV for the benefit such Israeli employees and designated consultants. Of the 1,031,921 shares underlying these warrants, 859,721 shares were issuable upon exercise of these warrants within 60 days of August 25, 1999. Beneficial ownership of the shares underlying these warrants to purchase 859,721 constituted 3.1% of MRV's shares at August 25, 1999. The remaining 172,200 shares underlying these warrants are not issuable until January 1, 2000 and thus are not considered outstanding under the SEC's beneficial ownership rules for purposes of determining beneficial ownership at August 25, 1999. If these shares were issuable within 60 days of August 25, 1999, beneficial ownership of the shares underlying these warrants to purchase 1,031,921 shares would have constituted 3.7% of MRV's shares at August 25, 1999.

         The information concerning the Selling Security Holders may change from time to time and will be set forth in supplements to this prospectus as required.

         MRV has agreed to pay all expenses incident to the registration of the offer and sale of the shares of Common Stock to the public pursuant to this prospectus other than selling commissions and fees.

         Except as noted above, none of the selling stockholders has any material relationship with MRV during the past three years.

                              PLAN OF DISTRIBUTION

         The distribution of the shares by the selling stockholders may be effected from time to time in one or more transactions (which may involve block transactions), in special offerings, exchange distributions and/or secondary distributions, in negotiated transactions, in settlement of short sales of common stock or a combination or such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected on the over-the-counter market or privately. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders for whom they may act as agent (which compensation may be in excess of customary commissions). Without limiting the foregoing, such brokers may act as dealers by purchasing any and all of the shares covered by this prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this prospectus. The selling stockholders and any broker-dealers or other persons acting on the behalf of parties that participate with such selling stockholders in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 (the "Securities Act"). As of the date of this prospectus, MRV is not aware of any agreement, arrangement or understanding between any broker or dealer and the selling stockholders with respect to the offer or sale of the shares pursuant to this prospectus.

         At the time that any particular offering of shares is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of shares being offered, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

         Selling stockholders may also sell their shares pursuant to Rule 144 promulgated under the Securities Act. Each of the selling stockholders may from time to time pledge the shares owned by it to secure margin or other loans made to such selling stockholder. Thus, the person or entity receiving the pledge of any of the shares may sell them, in a foreclosure sale or otherwise, in the same manner as described above for such selling stockholder.

         MRV will not receive any of the proceeds from any sale of the shares by the selling stockholders offered hereby.

         MRV and Intel Corporation have entered into an agreement under which MRV and Intel Corporation have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby has been passed upon for MRV by Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, Beverly Hills, California.

                                     EXPERTS

         The financial statements of MRV Communications, Inc. incorporated into this prospectus by reference to its Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein and in the Registration Statement of which this prospectus is a part in reliance upon the report of Arthur Andersen LLP and upon the authority of said firm as experts in accounting and auditing and in giving said report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby, other than underwriting commissions and discounts, all of which are estimated except for the SEC filing fees.



                          Item                                Amount
                          ----                                ------
               SEC registration fee                           $ 1,692
               Printing and engraving expenses                 10,000
               Legal fees and expenses                         10,000
               Accounting fees and expenses                     5,000
               Miscellaneous expenses                           3,308
                                                              -------
                       Total                                  $30,000
                                                              =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article 8 of the Registrant's Certificate of Incorporation and Article IX of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

The Registrant has entered into an agreement with Intel Corporation (specifically the agreement included as Exhibit 4.2 to this Registration Statement) under which Intel Corporation agrees to indemnify and hold harmless MRV, each officer of MRV who signed this Registration Statement, each director of MRV and each person, if any, who controls MRV within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 for any losses, claims, damages or liabilities to which any of them may become subject, to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement or omission in the Registration Statement or any prospectus forming a part thereof made in reliance upon and in conformity with written information furnished to MRV by Intel Corporation specifically for use in the Registration Statement or prospectus.

ITEM 16.  EXHIBITS



4.1      Form of Common Stock certificate (incorporated by reference to Exhibit
         4.5 of the Registrant's Registration Statement of Form S-3 (file no.
         333-64017)).

4.2      Investor Agreement dated November 26, 1996 between the Registrant and
         Intel Corporation (incorporated by reference to Exhibit No. 10.28 of
         Registrant's Annual Report on Form 10-K (0-23452) for the year ended
         December 31, 1996 filed April 15, 1997).

4.3 Warrant to purchase to 181,000 shares of common stock issued as of January 2, 1998 in favor of Nathan Shilo as Trustee for employees and designated consultants of the Registrant's Israeli employees and designated consultants (incorporated by reference to the corresponding
         Exhibit filed with Registrant's Registrant Statement on Form S-3 (file no. 333-86163) filed August 30, 1999).

4.4 Warrant to purchase to 143,200 shares of common stock issued as of January 4, 1999 in favor of Nathan Shilo as Trustee for employees and designated consultants of the Registrant's Israeli employees and designated consultants (incorporated by reference to the corresponding
         Exhibit filed with Registrant's Registrant Statement on Form S-3 (file no. 333-86163) filed August 30, 1999).

5 Opinion of Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation.

23.1 Consent of Arthur Andersen LLP (incorporated by reference to the corresponding Exhibit filed with Registrant's Registrant Statement on Form S-3 (file no. 333-86163) filed August 30, 1999).

23.2 Consent of Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation (contained in Exhibit 5).

24.1     Power of Attorney (incorporated by reference to the corresponding
         Exhibit filed with Registrant's Registrant Statement on Form S-3
         (file no. 333-86163) filed August 30, 1999).

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraph (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S_3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on the 14th day of September 1999.



                                          MRV COMMUNICATIONS, INC.

                                          /s/ NOAM LOTAN

                                          By:
                                          Noam Lotan, President and
                                          Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





Names                          Title                                            Date
-----                          -----                                            ----
/s/ NOAM LOTAN                 President, Chief Executive Officer
Noam Lotan                     (Principal Executive Officer), and a Director    September 14, 1999


/s/ SHLOMO MARGALIT            Chairman of the Board, Chief
Shlomo Margalit                Technical Officer, Secretary, and a Director     September 14, 1999

                               Vice President of Finance  and
/s/ EDMUND GLAZER              Administration, Chief Financial Officer
Edmund Glazer                  (Principal Financial and Accounting Officer)     September 14, 1999


/s/ IGAL SHIDLOVSKY
Igal Shidlovsky*               Director                                         September 14, 1999


/s/ GUENTER JAENSCH
Guenter Jaensch*               Director                                         September 14, 1999


/s/ EDMUND GLAZER              Attorney-In-Fact                                 September 14, 1999
*By Edmund Glazer